                                                                  Exhibit 10.9

                                     LEASE

      THIS AGREEMENT OF LEASE made this 26th day of January, 1995, by and between RICHARD V. GUNNER and GEORGE ANDROS, herein called Lessor, and HORIZON HIGH REACH, INC., A DELAWARE CORPORATION, herein called Lessee, both without regard to number or gender,

                                  WITNESSETH

      Lessor agrees to, and does make and enter into, the following lease as hereinafter set forth:

      1. LEASED PREMISES: Lessor does hereby lease unto Lessee and Lessee does hereby hire and take from Lessor the following described premises, situate in the City of Fresno, County of Fresno, State of California; to wit:

            1540 East Shaw Avenue
            Suite 123
            (3,168 square feet as shown
            on Exhibit "A" attached hereto)

subject to liens, encumbrances, building occupancy and other restrictions of record, ordinances and regulations now or hereafter lawfully imposed thereon by any government of agency thereof or in accordance with the terms of this lease:

      2. TERM: To have and to hold said premises for a term of five (5) years, commencing on the first day of September, 1995, and ending on the twenty-first day of August, 2000:

      3. RENTAL: Lessee promises and agrees to pay to Lessor, at such place or places as may from time to time be designated by Lessor, monthly rental in the following amounts for the following months of the term:

            Period                     Monthly Rental
            ------                     --------------
            Months 01 - 12                $3,960.00
            Months 13 - 48                $4,118.40
            Months 49 - 60                $4,435.20

      4. USE OF PREMISES: The above described premises are leased for the purpose of conducting thereupon general office uses and for no other purpose or purposes, and Lessee promises and agrees that he will, during the entire term hereof, use the same for conducting thereupon the aforesaid business and will occupy all said premises and cause the same to be open for business in the usual and customary manner of similar businesses during the entire term hereof; and will not permit the same to become vacant or unoccupied; and will not use, or permit to be used, said premises or any part thereof for any sale by auction in such manner as will increase the existing rate of insurance upon the building of which these premises are a part, nor cause any cancellation of any insurance policy covering said building (and said Lessee will pay any additional insurance premium so caused as additional rent); nor hall Lessee sell, keep, use or permit to be sold, kept, or used in or about said premises any article which may be prohibited in the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. Lessor reserves the right to the use of all exterior walls and the roof of the demised premises and Lessee shall not inscribe, paint of affix any signs, advertisements, placards or awnings upon the exterior walls or roof thereof or upon the stairs, hallways, entrances, vestibules, marquees or windows thereof without written consent of Lessor first hand and obtained therefor, and upon any violation hereof Lessor may, in addition to all other remedies and claims for damages, enter said premises and remove such signs, except Lessee may place upon the front of said demised premises and upon the front windows thereof, such signs as are customarily used in the conduct of like business, but such signs shall not project from the front of said building.

      5. COMPLIANCE WITH LAW: Lessee agrees that he will not use or permit said premises to be sued for any unlawful purpose or for any purpose which will injure the reputation of the same or the building of which these premises are a part, nor will be disturb the other tenants of such building or neighborhood, and he will, at his own expense, promptly observe and comply with all laws, orders, regulations, rules, ordinances and requirements of Federal, State, and County and City governments, or other lawful governmental bodies, or any of their departments, bureaus or offices, and will effect all alterations or other requirements exacted, directed or deemed necessary on account of Lessee's use of said premises; and agrees to pay, at his own cost and expense, all claims, fines, penalties and damages that may in any manner arise out of, or be imposed because of, the failure of Lessee to comply with this covenant, and will save Lessor harmless from any damage, injury, loss or claim, lawfully imposed or recovered by reason of any breach of this agreement. The commencement or pendency in any Court, whether State or Federal, of any abatement proceedings effecting the use of said premises shall, at the option of Lessor, be deemed a breach of this lease.

      6. CONDITION OF PREMISES: By entry hereunder, Lessee acknowledges that said premises and each and every part thereof, all window glass and other glazing, electric globes, plumbing, heating and lighting fixtures, electric wiring and the sewage system in and about said premises on the date of entry are in good order, condition and repair and on the last day of the term hereof, or on any sooner termination of this lease, Lessee will peaceably and quietly surrender and yield up said premises to Lessor with all appurtenances and fixtures in good order, condition and repair, reasonable use, wear, tear and damage by the elements excepted, and in this behalf Lessee waives all statutory rights imposing obligations upon Lessor to repair, and particularly waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California.

      7.    REPAIRS:

      (A) LESSOR OBLIGATIONS: Lessor agrees that he will keep the roof and exterior walls of the building of which these premises are a part in good order, condition and repair and will maintain the sewer line from the demised premises to the line of the property, on which the demised premises are situate, in good order and repair, and maintain and repair any damage to said premises caused by termites, other insects, fungus or rot, but shall not be liable to Lessee for any damage occasioned by Lessor's failure to keep said premises in such repair unless Lessee has notified Lessor of such failure to repair and Lessor has failed to attempt to remedy such default, nor for any damage arising from any acts or neglect of co-tenants or other occupants of said building or the owners or occupants of any adjacent or contiguous property, and Lessee shall not be entitled to any rebate from Lessor therefor.

      (B) LESSOR OBLIGATIONS: Lessor promises, at his own cost, to keep said demised premises in good and substantial order and repair in all respects other than provided in Paragraph (A) hereof, including, but not limited to, floors, vaults, windows and other glazing, plumbing, gas, water and sewer piping, adjacent sidewalks, electric fixtures, pipe, wire conduits and all other appurtenances in, on or connected with and used for the benefit or service of the demised premises; and further agrees to replace and renew with like kind and quality, any and all of said things that become too worn to be repaired, so that at all times said premises and appurtenances shall be in good order, condition, and repair.

      (C) ALTERATIONS: Lessee promises and agrees that he will not make or cause to be made any alterations or improvements upon said premises, except upon the written consent of Lessor first had and obtained. All alterations or improvements to said premises shall remain for the benefit of Lessor and shall not be removed unless otherwise expressly agreed in writing and shall be presumed to become an integral part of said premises. Upon any termination of this lease, any alterations or improvements theretofor made by Lessee, with or without the consent of Lessor, which in the opinion of Lessor tend to detract from the usability of said premises, shall upon written notice by Lessor be removed by Lessee and said premises shall be restored, at Lessee's expense, to the condition in which they were prior to the said alterations or improvements.

      The above restrictions shall not include or apply to trade fixtures so long as Lessee fully complies with each and every term, condition and covenant herein contained and so long as said trade fixtures may be installed and removed without damage or injury to said premises or any improvements thereof. Upon the termination of this lease, provided all the conditions, covenants and agreements herein have been fully complied with on the part of Lessee, all such trade fixtures may be removed so long as such removal shall not in any way injure or impair the condition of said premises. In no event shall Lessee have any power or authority to do any act, or make or execute any contract or agreement that may create or become the basis for any lien upon the present or other estate or reversion of Lessor, and should any claim of such lien be made or filed, Lessee shall cause the same to be discharged within ten days after the imposition thereof.

      8. UTILITY CHARGES AND TAXES: Lessor covenants and agrees to pay all utility and municipal service charges levied, taxed, or charged against said premises during the term of this lease. The Lessor shall be liable for all taxes levied against personal property and trade fixtures placed by Lessor in, on or about the herein demised premises (including, but without prejudice to the generality of the foregoing, vaults, vault doors, wall safes, partitions, machinery, and atmospheric coolers and/or heaters).

      9. INJURY OR DAMAGE ON PREMISES: Lessee hereby assumes all risk for damage to goods, wares and merchandise, in or upon said premises, during the term hereof, from every source, and for injuries to persons in or about said premises from any cause; and, as a material part of the consideration to be rendered to Lessor, agrees to hold Lessor harmless from any and all claims, suits, actions, damages or causes of action, all costs, counsel fees and expenses, including costs of any investigations and the defense of any proceeding or action brought thereon for injury to persons or damage to property, or loss of life, sustained in, on or about said premises or the buildings or appurtenances thereto, or upon the adjacent sidewalks, excepting only such damage, injury or claim as shall result from the willful act or omission of Lessor; and agrees to further save harmless the said Lessor from any orders, judgments or decrees that may be entered in any such suit or action and, in this respect, Lessee promises and agrees that he will secure, carry and maintain, at all times during the term of this lease, at his cost, public liability insurance for the joint and several protection and indemnity of Lessor and Lessee, in the principal sum of Five Hundred Thousand Dollars ($500,000.00), combined single limits; provided, however, that during the term said public liability insurance is in full force and effect protecting Lessor fully from the above enumerated risks, the provisions requiring Lessee to hold harmless are, to that extent, waived.

      10. INSURANCE: Whenever Lessee is hereby required to insure against any risk, said insurance shall be in an insurance company approved by the Lessor and a copy of said policy or certificate of insurance shall be delivered to Lessor with a commitment from the insurance carrier endorsed thereon to the effect that said policy shall remain in full force and effect until Lessor is notified in writing of any change thereof.

      11. DESTRUCTION OF PREMISES: In the event said premises or the building of which they are a part is completely destroyed from any cause, or is entirely taken for public or quasi-public use by eminent domain or condemnation proceedings (an agreed sale to a public or quasi-public corporation or utility after threat of condemnation shall constitute a public taking as used herein), this lease shall thereupon cease; provided, however, that if said premises can be repaired under the laws and regulations of all governmental agencies thereunto applicable, using the same type of construction within sixty (60) working days, then Lessor shall forthwith repair the same, in which event such destruction or taking shall in nowise annul or void this lease, but Lessee shall be entitled only to a proportionate reduction of rent from the day of such destruction until said repairs are completed. If such repairs cannot be made within said sixty (60) days or in the event such repairs cannot be made using the same type of construction, under the laws and regulations of any governmental agency thereunto applicable, this lease shall then terminate. In respect to any partial destruction of said premises, the provisions of Subdivision 2 of Section 1932, Subdivision 4 of Section 1933, and Section 1942 of the Civil Code of the State of California are hereby waived by Lessee.

      In the event said building, of which the demised premises are a part, be destroyed by act of God, fire or the elements, or taken for public or quasi-public use by eminent domain or condemnation, to the extent of not less than one-third (1/3) of the replacement cost thereof, Lessor may elect to terminate this lease, whether the demised premises be injured thereby or not.

      If said demised premises, in part or in whole, be taken or condemned for public use, all compensation awarded upon such condemnation or taking shall be directly paid to Lessor and Lessee shall have no claim thereto. Lessee does hereby irrevocably assign and transfer to Lessor all rights and claim of Lessee to compensation or damages to which he may become entitled during the term hereof by reason of any condemnation. Upon any such condemnation title shall vest in the condemnor, free and clear of this lease, the same terminating as to the part so taken, and if, upon the completion of the repair thereof, the leased premises are not equal to the premises as originally leased, then the rent payable hereunder shall be adjusted in the proportion to which the same interferes with the conduct of the business of Lessee upon said premises.

      In the event of any dispute between Lessor and Lessee, relative in the provisions of this paragraph, they shall each select an arbitrator, who shall select a third arbitrator, and the three so chosen shall hear and determine the dispute and any award made by any two of the three arbitrators so chosen shall be conclusive and binding upon the parties hereto, who shall bear equally the cost of such arbitration.

      12. ASSIGNMENT: Lessee shall not assign or hypothecate this lease nor any right granted him hereunder, nor sublet the demised premises or any part thereof without the prior written consent of Lessor; such consent not to be unreasonably withheld or delayed. No consent to any assignment of this or any subletting of said premises shall be construed to be a waiver of the provisions hereof, except only as to the specific instance covered by such consent; nor shall this lease or any interest herein be assignable by operation of law.

      Lessee agrees he will not file during the term hereof a petition in bankruptcy or for extension or arrangement of his debts or composition with his creditors, nor make an assignment for the benefit of his creditors, nor permit his interest in the demised premises to become subject to any proceeding, whether in Federal or State courts, wherein a receiver, custodian, conservator or other officer is appointed to hold, conserve, manage or operate Lessee's business; and any assignment by operation of law or the filing of any petition in bankruptcy, or for extension or arrangement of his debts or composition with his creditors, whether voluntary or involuntary, or the appointment of any receiver, custodian, or other officer in any proceeding in any court wherein the possession, management or control of premises herein demised is in any person other than Lessee, shall terminate this lease and any and all rights which Lessee may have by reason hereof, and Lessor shall bc entitled to recover, in addition to possession of said premises, damages in a sum equal to all expenses to which Lessor may be put in regaining possession of said premises and the amount of the rent reserved for the remainder of the term hereof, less the fair rental value for the remainder of said term.

      13. DEFAULT: The occurrence of any of the following shall constitute a default by Lessee:

      1. Failure to pay rent when due, if the failure continues for ten (10) days after notice thereof has been given to Lessee.

      2. Abandonment and vacation of the Premises (failure to occupy and operate the Premises for sixty (60) consecutive days shall be considered an abandonment and vacation).

      3. Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Lessee. If the default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the thirty (30) days period and diligently and in good faith continues to cure the default.

      The purpose of the notice requirement set forth in this Section is to extend the notice requirements of the unlawful detainer statute of California by substituting the above time periods for the statutory time period.

      Notice given under this paragraph shall specify the alleged default and the applicable lease provisions of this Lease and demand that Lessee cure the default or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor so elects in the notice.

      14. LESSOR'S REMEDIES: Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

      A. Lessor can continue this Lease in full force and effect, and the lease will continue in effect as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all reasonable costs Lessor incurs in reletting the Premises, including, without limitation, broker's commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease.

      If Lessor elects to relet the premises as provided in the paragraph, rent that Lessor receives from reletting shall be applied to the payment of:

      First, any indebtedness from Lessee to Lessor other than rent due from Lessee;

      Second, all reasonable costs, including for maintenance, incurred by Lessor in reletting;

      Third, rent due and unpaid under this Lease. After deducting the payments referred to in this paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this lease, the rent received from the reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting as provided in this Section.

      B. Lessor can terminate Lessee's right to possession of the premises at any time. No act by Lessor other than giving notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Lessor has the right to recover from Lessee:

      1. The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease.

      2. The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

      3. The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the



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[PAGE MISSING FROM ORIGINAL]

      20. WAIVER: Time is agreed to be the essence of this agreement and any waiver by Lessor of the prompt and punctual performance of any term, condition, or covenant hereof shall not be construed to be a waiver of the prompt and punctual performance of the same or any other term, condition or covenant subsequently when due.

      21. MERGER. The voluntary or other surrender of this lease by Lessee, or a mutual cancellation hereof shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing sub-leases or subtenancies or shall operate as an assignment to him of such sub-leases or subtenancies.

      22. SUCCESSION: This lease and each of its terms, subject to the provisions relating to assignments, shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto and all parties hereto shall be jointly and severally liable hereunder.

      23. QUIET ENJOYMENT: Lessor covenants with Lessee that upon Lessee's entry into said premises and his performance of each of the terms of the lease, on his part to be performed, Lessee shall have full freedom and use of said premises in accordance with the terms hereof and quietly enjoy the same without lawful claim on the part of any person.

      24. HOLDING OVER: Any holding over after the expiration of the term hereof with the consent of Lessor shall be a tenancy from month to month, terminable only upon thirty (30) days' written notice from either party to the other, upon each and every of the other terms, conditions and covenants herein insofar as the same may be applicable. Rent shall be at the then current rate per month, payable in advance.

      25. PLATE GLASS: Lessee shall carry plate glass insurance at the full insurable value thereof on all exterior plate glass.

      26. TAX ACCELERATION: Lessee agrees to pay to Lessor when due, that portion of any increase of Real Property Taxes over the present 1994-1995 taxes assessed against the entire premises owned by Lessor (being the subject building and its parking lot) as the total square footage leased hereunder bears to the total square footage of the entire premises.

      27. OPERATING COSTS: Lessee agrees to pay the Lessor as additional rent any increase in recurring building operating costs (including but not limited to utilities, fuel, building supplies, janitorial and insurance) paid by Lessor during any year of the lease over and above such operating costs paid by Lessor in the 1995 calendar year in proportion that the space Lessee occupies bears to the total space in the complex.

      28. SUBSTITUTE TAXES: Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord. If at any time during the term the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax or excise on rents or any other such tax, however described, is levied or assessed against Landlord as a direct substitution in whole or in part for any real property taxes. Tenant shall pay before delinquency (but only to the extent that it can be ascertained that there has been a substitution and that as a result Tenant has been relieved from the payment of real property taxes it would otherwise have been obliged to pay) the substitute tax or excise on rents. Tenant's share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such real property taxes as provided in this lease.

      29. TENANT IMPROVEMENTS: As soon as reasonably practical but no later than August 31, 1995, Lessor, at its sole cost and expense shall remodel the premises in accordance with the plan attached hereto as Exhibit A. In addition, Lessor will recarpet and repaint the 1,152 easterly square feet to match the carpet and paint in the westerly portion of the premises. Lessor shall construct such interior improvements with as little interference with Lessee's business operations as possible.

      30. EXISTING SUBLEASE: It is acknowledged that Lessee currently occupies the westerly 2,106 square feet of the premises under a Sublease dated June 16, 1993, which expires on April 30, 1995. Until Lessor's work under Section 29 is completed, lessee shall be allowed to continue to occupy this area of the premises at the rental set forth in said Sublease of $2,016,000 per month. The rent due hereunder will not commence until all of Lessor's work is completed and the entire premises are available for Lessee's occupancy.

IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate the day and year first above written.

ADDRESS OF LESSOR:            555 West Shaw Avenue, Suite B-4
                              Fresno, California 93704


  /s/ Richard V. Gunner                        /s/ George Andros
--------------------------------------    --------------------------------------
RICHARD V. GUNNER, LESSOR                 GEORGE ANDROS, LESSOR


ADDRESS OF LESSEE:            1540 East Shaw Avenue, Suite 123
                              Fresno, CA 93710


HORIZON HIGH REACH, INC.


By:    /s/ Randall Fortel
    ----------------------------------

Its:  CHIEF FINANCIAL OFFICER
    ----------------------------------